EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

Ramius IDF LLC

Tendered Pursuant to the Offer to Purchase
Dated June 29, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON JULY 27, 2012, UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:
JD Clark & Company
2225 Washington Blvd.,
Suite 300
Ogden, UT 84401

Attn:  Katie Brown, Tender Offer Administrator

For additional information:

Phone:  (801) 866-0523

Fax:     (801) 737-8080

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Ramius IDF LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest in Ramius IDF LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[ ]	Entire limited liability company interest.

[ ]	Portion of limited liability company interest expressed as a specific dollar value.

$

[ ]	Portion of limited liability company interest in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

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Ramius IDF LLC

SIGNATURE(S).
For Individual Investors and Joint Tenants:	For Other Investors:

____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	____________________________________ Print Name of Investor

____________________________________ Print Name of Investor	____________________________________ Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

____________________________________ Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	____________________________________ Print Name of Signatory and Title

____________________________________ Print Name of Joint Tenant	____________________________________ Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

____________________________________ Print Name and Title of Co-signatory

Date:

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